Exhibit 99.1

News Release
Baker Hughes Incorporated 2929 Allen Parkway Houston, Texas 77019 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com
Baker Hughes Issues Outlook for the Fourth Quarter of 2012

HOUSTON (December 18, 2012) - Baker Hughes Incorporated (NYSE: BHI) provides the following update to North America and International operations for the fourth quarter of 2012:

North America revenue and profit margins are expected to be lower than previous expectations due to weaker than anticipated onshore activity and further price erosion within Pressure Pumping operations. As a result, North America operating profit before tax margin1 is now expected to be between 8.5% and 9.5% for the fourth quarter of 2012, as compared to 11.7% in the third quarter of 2012.

International operations are being adversely impacted by several factors, including weaker than anticipated rig count activity in Brazil and Colombia, activity delays in the North Sea, and continued operational delays in Iraq. Despite these factors, International operating profit before tax margin1 is expected to be similar to the 12.0% reported in the third quarter of 2012 (excluding the impact of bad debts recognized in Latin America and Europe).

Baker Hughes will discuss the final results of the fourth quarter of 2012 in detail during its previously announced fourth quarter earnings conference call, which is scheduled to begin at 8:00 a.m. EST on Wednesday, January 23, 2013.

1Operating profit before tax is a non-GAAP measure defined as profit before tax (“income before income taxes”) less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measurements may be used by investors to make informed investment decisions. The results for the third quarter of 2012 exclude the impact of a $43 million before-tax charge related to internally developed software and other information technology assets, and a $20 million before-tax charge associated with the closure of a chemical manufacturing facility in the United Kingdom. Currently, there are no adjustments included in the outlook for the fourth quarter of 2012.

Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The company's 58,000-plus employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information on Baker Hughes' century-long history, visit: www.bakerhughes.com.
This news release (and oral statements made regarding the subjects of this release, including on the conference call referenced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” ”probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements also are affected by the risk factors described in the company's Annual Report on Form 10-K for the year ended December 31, 2011, and those set forth from time-to-time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the company's website at: http://www.bakerhughes.com/investor or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at: http://www.sec.gov. We have yet to complete our review and compilation of our financial information for the fourth quarter of 2012, and accordingly, expected results are subject to change. We undertake no obligation to publicly update or revise any forward-looking statement.

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CONTACTS:

Media Relations:	Teresa Wong, +1.713.439.8110, teresa.wong@bakerhughes.com
Pam Easton, +1.281.209.7050, pamela.easton@bakerhughes.com
Investor Relations:	Trey Clark, +1.713.439.8039, trey.clark@bakerhughes.com
Eric Holcomb, +1.713.439.8822, eric.s.holcomb@bakerhughes.com